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                                                                   EXHIBIT 10.39

                                   AGREEMENT

     This agreement is made by and between SHOEBOX ENTERTAINMENT, a California General Partnership (hereinafter "SE") and DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., a California Corporation (hereinafter "DMD").

     PURPOSE AND CONSIDERATION

     DMD shall pay SE consideration in the amount of Twenty Five Thousand Dollars ($25,000.00) in exchange for SE's services of negotiating, arranging, and securing the services and likenesses of JACK WAGNER and KRISTINA WAGNER (hereinafter collectively "Talent") for a full day photography session at a time and place specified by DMD and acceptable to Talent between April 26, 1999 and April 30, 1999 for the purpose of endorsing a DMD product line.

     DMD shall pay SE the sum of $25,000.00 upon execution of this agreement.

     The terms of Talent's subject engagement shall be specified in a separate written agreement entered into between DMD and Talent.

     INDEMNIFICATION

     DMD shall indemnify, defend, and hold harmless SE, its officers, directors, employees, agents and representatives against all liability, demands, claims, costs, losses, damages, recoveries, settlements, and expenses (including interest, penalties, attorneys fees, accounting fees, expert witness fees, costs, and expenses) incurred by SE, known or unknown, contingent or otherwise, directly or indirectly arising from or related to DMD products.

     NON-APPLICATION OF MORALITY CLAUSE

     Breach of any morality clause which DMD and Talent may execute in their separate written agreement, shall not affect any rights of SE under this agreement, including but not limited to, SE's right to receive and retain the $25,000.00 compensation for service performed as provided herein.

     FUTURE ENGAGEMENTS

     In recognition of the substantial goodwill which SE has painstakingly built into its relationship with Talent, and further recognizing the contemplated future engagement of Talent for additional endorsement of DMD products, DMD agrees to exclusively employ the service of SE in negotiating, arranging, and facilitating the availability of Talent. DMD shall not contact Talent directly for arrangement

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of such future engagements and shall direct such requests to SE, or SE's successors, or assignees.

     SEVERABILITY

     If a court or an arbitrator of competition jurisdiction holds any provision of the agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected, unless an essential purpose of this agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision.

     GOVERNING LAW

     This agreement, and any issues or disputes arising from the relationship between the parties to this agreement, shall be governed by the laws of the State of California, applicable to contracts made and performed entirely therein.

     ENTIRE AGREEMENT

     This agreement constitutes the final, complete and exclusive statement of the terms of the agreement between the parties and supersedes all prior and contemporaneous understandings or agreements of the parties with regard to the subject matter of this agreement. No party has been induced to enter into this agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of April 27, 1999.


Shoebox Entertainment ("SE)        Dental/Medical Diagnostic Systems, Inc.
A California General Partnership   A California Corporation ("DMD")




By: /s/ DAVID GOLDSTEIN            By: /s/ STEVE ROSS
    ---------------------------        ---------------------------
    David Goldstein                    Steve Ross, C.F.O.
    General Partner                    ---------------------------
                                                  (Name)
                                        An authorized Corporate Officer,
By: /s/ PIERRE A. STEELE                Director, Employee or Agent
    ---------------------------
    Pierre A. Steele
    General Partner